UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 29, 2017

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with The Medicines Company’s (the “Company”) agreement to divest its Infectious Disease business to Melinta Therapeutics, Inc., the related planned restructuring following such divestiture, and the separate, independent company-wide restructuring, Stuart A. (Tony) Kingsley separated from the Company, effective December 29, 2017. Mr. Kingsley had served as the Company’s President and Chief Operating Officer and has led the Infectious Disease business since joining the Company in May 2016.
Pursuant to the terms of Mr. Kingsley’s management severance agreement, which he entered into at the time he commenced employment with the Company (“Management Severance Agreement”), Mr. Kingsley is entitled to certain severance payments and benefits following the end of his employment upon signing a release agreement with the Company. In connection with his departure, Mr. Kingsley and the Company entered into a separation and release agreement (the “Separation Agreement”), under which Mr. Kingsley provided a general release of claims against the Company and its affiliates and the Company agreed to pay the severance payments and benefits to which Mr. Kingsley is entitled under the Management Severance Agreement, as follows:

•
a lump sum payment of $1,560,000 (which is equal to eighteen (18) months base salary and 1.5 times Mr. Kingsley’s target bonus, as provided for in the Management Severance Agreement), less all applicable statutory tax withholdings and deductions;

•
for a period of eighteen months after the separation date, reimbursement of COBRA health insurance premiums actually paid by Mr. Kingsley and payment by the Company for reasonable outplacement assistance; and

•	accelerated vesting of all outstanding equity that Mr. Kingsley held immediately prior to his separation.
The foregoing summary of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  January 5, 2018
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel